OTIS H. COWAN
                                 Attorney At Law
                        4500 Main Street, P.O. Box 418210
                        Kansas City, Missouri 64141-9210
                             Telephone (816)340-4046
                            Telecopier (816)340-4964

                                                                    May 24, 2000

American Century World Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

            As counsel to American Century World Mutual Funds, Inc., I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I have deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 19 to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on May 25, 2000, will, when issued, be validly issued, fully paid and nonassessable.

            For the record, it should be stated that I am an employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of American Century World Mutual Funds, Inc.

            I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 19.

                                      Very truly yours,

                                      /s/ Otis H. Cowan
                                      Otis H. Cowan